Impression & Axim– Amendment #1 to Exclusivity Agreement

Date: December 11, 2018

Parties:

Impression Healthcare Limited 096 635 246 (**Impression**)
13 Central Avenue
Moorabbin VIC 3189
Email: glenn@impression.healthcare
Attention: Glenn Fowles

Axim Biotechnologies Inc. **(Axim)**
45 Rockefeller Plaza 201h Floor, Suite 83
New York NY 10111
Email: ganastassov@aximbiotech.com
Attention: George Anastassov

This Amendment #1 to Exclusivity Agreement amends the Exclusivity Agreement dated September 3, 2018, by and between Impression and Axim as follows:

Section 1(b) is amended and restated as: **"March 10, 2019"**

A new Section 7 is added to state as follows:

"The parties agree that in consideration of the grant of exclusivity as set out in paragraph 1, Impression will issue to Axim 3,500,000 fully paid ordinary shares in Impression (Exclusivity Payment Shares). This quantity of shares is based on consideration of $US50,000; the current share price of $0.02 per share; and an exchange rate of $0.73 AUD/USD - rounded-up to the nearest hundred thousand shares. The Exclusivity Payment Shares must be issued within 10 business days of the date this agreement is executed by the parties. These shares will be subject to an escrow period for the duration of the Exclusivity Period."

Executed as a deed

Executed by the parties in accordance with Section 127 of the Corporations Act 2001.

AXIM Biotechnologies, Inc.	Impression Healthcare Limited 096 635 246
[signature]	[signatures]
By: George E. Anastassov Its: CEO	By: Troy Valentine and Glenn Fowles Its: Chairman and Company Secretary